Exhibit 99.1

Keyuan Petrochemicals Inc. Announces NASDAQ Delinquency Notice

NINGBO, China, April 12, 2011 -- Keyuan Petrochemicals, Inc. (Nasdaq: KEYP) ("Keyuan or the "Company"), a leading merchant manufacturer of various petrochemical products in China, today announced it has received a notice from NASDAQ stating the Company is not in compliance with Listing Rule 5250(c)(1) for continued listing due tonot filing its Form 10-K for the year ended December 31, 2010 by the due date of March 31, 2011.

As a result of the notice, and to maintain its NASDAQ listing, Keyuanwill submit a plan of compliance to the NADAQ by April 25, 2011, addressing any issues it believes would support its request for an extension of up to 180 calendar days from the due date of Form 10-K for the fiscal year 2010 to regain compliance.

Following the submission, the NASDAQ Listing Qualifications Department will evaluate the Company’s plan based on such factors as the likelihood that the Form 10-K, along with any subsequent periodic filing that will be due, can be made within the 180 day period, Keyuan’s past compliance history, the reasons for the late filing, other corporate events that may occur within NASDAQ review period, its overall financial condition and public disclosure.

If the plan is accepted, Keyuan may be able to continue its listing during the plan period up to September 27, 2011, during which time the Company will be subject to periodic review to determine if it is making progress consistent with the plan. If the plan is not accepted, or if the plan is accepted but the Company fails to make progress consistent with the plan, or it is not in compliance by September 27, 2011, Keyuan will be subject to delisting proceedings. Under NASDAQ rules, Keyuan has the right to appeal any determination by NASDAQ to initiate delisting proceedings.

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan's operations include an annual petrochemical manufacturing design capacity of 550,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility, additional storage capacity, a raw material pre-treatment facility, and an asphalt production facility.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. Keyuan Petrochemicals, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations:
HC International, Inc.
Ted Haberfield     Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net
Website: http://www.hcinternational.net